UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 2, 2009
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On March 2, 2009, Lions Gate Entertainment, Inc. (“LGE”), a wholly-owned subsidiary of Lions Gate Entertainment Corp. (the “Company”), closed the acquisition of all of the issued and outstanding equity interests of TV Guide Entertainment Group, Inc. (“TVGE”) for approximately $255 million in cash and assumed liabilities, subject to working capital and other indebtedness adjustments, pursuant to an Equity Purchase Agreement dated January 5, 2009 (the “Equity Purchase Agreement”), entered into by LGE with Gemstar-TV Guide International, Inc. (“Gemstar”), TVGE, its parent company, UV Corporation and Macrovision Solutions Corporation (“Macrovision”), the ultimate parent company of Gemstar, TVGE and UV Corporation. In connection with the transaction, Gemstar and its subsidiaries also transferred, assigned and licensed to LGE certain assets related to the TV Guide Network and the TV Guide Online (tvguide.com) business.
The reference to the Equity Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Equity Purchase Agreement, which was filed by the Company as Exhibit 10.54 to the Company’s Current Report on Form 8-K filed on January 9, 2009 and is incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
A copy of the press release, dated March 2, 2009, issued by the Company relating to the above-described transaction is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
If required, the Company will file the information required by this Item by amendment to this Current Report on Form 8-K within 75 days after the date of this report.
(b) Pro Forma Financial Information.
If required, the Company will file the information required by this Item by amendment to this Current Report on Form 8-K within 75 days after the date of this report.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated March 2, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2009	LIONS GATE ENTERTAINMENT CORP.

/s/ James Keegan

James Keegan
Chief Financial Officer

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